Exhibit (h)(2)

ATTACHMENT 1

SCHEDULE I

Funds

ETFS

KraneShares CICC China Leaders 100 Index ETF (Formerly KraneShares Zacks New China ETF - formerly KraneShares CSI New China ETF - formerly KraneShares CSI China Five Year Plan ETF)
KraneShares CSI China Internet ETF
KraneShares Bosera MSCI China A 50 Connect Index ETF
KraneShares Bloomberg China Bond Inclusion Index ETF (formerly, KraneShares E Fund China Commercial Paper ETF)
KraneShares MSCI All China Index ETF (formerly, KraneShares FTSE Emerging Markets Plus ETF)
KraneShares MSCI China Clean Technology Index ETF (formerly KraneShares MSCI China Environment Index ETF)
KraneShares Emerging Markets Consumer Technology Index ETF
KraneShares MSCI One Belt One Road Index ETF
KraneShares China Credit Index ETF (formerly, KraneShares Bloomberg Barclays China Aggregate Bond Inclusion Index ETF)
KraneShares Asia Pacific High Income Bond ETF (formerly, KraneShares CCBS China Corporate High Yield Bond USD Index ETF)
KraneShares MSCI All China Consumer Discretionary Index ETF
KraneShares MSCI All China Consumer Staples Index ETF
KraneShares MSCI All China Health Care Index ETF
KraneShares Emerging Markets Healthcare Index ETF
KraneShares Electric Vehicles and Future Mobility Index ETF
KraneShares MSCI China A Hedged Index ETF
KraneShares Asia Robotics and Artificial Intelligence Index ETF
KraneShares MSCI Emerging Markets ex China Index ETF
Quadratic Interest Rate Volatility and Inflation Hedge ETF
KFA Large Cap Quality Dividend Index ETF
KFA Small Cap Quality Dividend Index ETF
KraneShares Global Carbon Strategy ETF (formerly KFA Global Carbon ETF)
KraneShares CICC China 5G & Semiconductor Index ETF
KraneShares CICC China Consumer Leaders Index ETF
KraneShares MSCI China ESG Leaders Index ETF
KraneShares SSE Star Market 50 Index ETF
KFA Value Line® Dynamic Core Equity Index ETF
KraneShares Hang Seng TECH Index ETF
KFA Mount Lucas Index Strategy ETF

Quadratic Deflation ETF
KraneShares China Innovation ETF
KraneShares European Carbon Allowance Strategy ETF
KraneShares California Carbon Allowance Strategy ETF
KraneShares Eastern US Carbon ETF
KFA SCM MacroQuadrant Four Strategy ETF
KraneShares Global Carbon Transformation ETF
KraneShares Carbon Offset Strategy ETF

MUTUAL FUNDS

Krane-UBS China A Share Fund